Exhibit 99.1

Beneficient Announces Reverse Stock Split to Regain Compliance with Nasdaq’s Minimum Bid Price

DALLAS – April 16, 2024 – Beneficient (Nasdaq: BENF), a technology-enabled platform providing liquidity and related trust and custody services to holders of alternative assets through its proprietary online platform, AltAccess, today announced a 1-for-80 reverse stock split (the “Reverse Stock Split”) of its Class A common stock, par value $0.001 per share (the “Class A Common Stock”), and its Class B common stock, par value $0.001 per share (“Class B Common Stock” and together with the Class A Common Stock, the “Common Stock”). The Reverse Stock Split was previously approved by Beneficient’s stockholders on March 21, 2024.

Beneficient’s Class A Common Stock will continue to trade on The Nasdaq Capital Market (“Nasdaq”) under the symbol “BENF” and will begin trading on a split-adjusted basis when the market opens on Thursday, April 18, 2024. The new CUSIP number for Beneficient’s Common Stock following the Reverse Stock Split will be 08178Q309.

The Reverse Stock Split is intended to enable Beneficient to regain compliance with the minimum bid price requirement for continued listing on Nasdaq.

As a result of the Reverse Stock Split, every 80 shares of Beneficient’s issued and outstanding Common Stock as of the effective time will be combined into one share of Common Stock. In addition, the Reverse Stock Split will effect a reduction in the number of shares issuable pursuant to Beneficient’s equity awards, warrants and convertible preferred stock outstanding as of the effective time of the Reverse Stock Split with a corresponding increase in the exercise or conversion price per share. The par value and other terms of Beneficient’s Common Stock are not affected by the Reverse Stock Split. Also as a result of the Reverse Stock Split, the number of Beneficient’s authorized shares of Class A Common Stock and Class B Common Stock will be proportionally reduced from 1,500,000,000 and 20,000,000, respectively, to 18,750,000 and 250,000, respectively.

No fractional shares will be issued in connection with the Reverse Stock Split. Holders of Common Stock otherwise entitled to a fractional share will receive an additional share of Common Stock in lieu of a fractional share. Beneficient’s transfer agent, Continental Stock Transfer & Trust Co., will maintain the book-entry records for Beneficient’s Common Stock. Registered stockholders holding pre-split shares of Beneficient’s Common Stock electronically in book-entry form are not required to take any action to receive post-split shares. Stockholders owning shares via a broker, bank, trust or other nominee will have their positions automatically adjusted to reflect the Reverse Stock Split, subject to such broker’s particular processes, and will not be required to take any action in connect with the Reverse Stock Split.

Beneficient expects to have its number of shares of issued and outstanding Common Stock decrease from approximately 287,870,820 million of pre-split shares to approximately 3,598,386 million post-split shares outstanding as a result of the Reverse Stock Split.

Additional information regarding the Reverse Stock Split can be found in Beneficient’s definitive proxy statement on Schedule 14A that was filed with the Securities and Exchange Commission (the “SEC”) on March 11, 2024.

For more information, visit www.trustben.com or follow on LinkedIn.

About Beneficient

Beneficient (Nasdaq: BENF) – Ben, for short – is on a mission to democratize the global alternative asset investment market by providing traditionally underserved investors – mid-to-high net worth individuals and small-to-midsized institutions – with early liquidity exit solutions that could help them unlock the value in their alternative assets. Ben’s AltQuote™ tool provides customers with a range of potential liquidity exit options within minutes, while customers can log on to the AltAccess® portal to digitize their alternative assets in order to explore early exit opportunities, receive proposals for liquidity in a secure online environment, engage custodial services for the digital alternative assets and receive data analytics to better inform investment decision making. Its subsidiary, Beneficient Fiduciary Financial, L.L.C., received its charter under the State of Kansas’ Technology-Enabled Fiduciary Financial Institution (TEFFI) Act and is subject to regulatory oversight by the Office of the State Bank Commissioner.

Forward-Looking Statements

This communication includes forward-looking statements as defined under U.S. federal securities laws. Forward-looking statements include all statements that are not historical statements of fact, including related to statements about our plans, expectations and objectives with respect to the results and timing of the Reverse Stock Split, the trading of the Class A Common Stock on a split-adjusted basis and the effect the Reverse Stock Split will have on Beneficient’s ability to regain compliance with the Nasdaq listing standards. In addition, any statements that refer to projections, forecasts, or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “will,” “would,” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to significant risks and uncertainties, many of which are outside of our control, and could cause future events or results to be materially different from those stated or implied in this release. It is not possible to predict or identify all such risks. These risks include, but are not limited to, the risk factors that are described under the section titled “Risk Factors” in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents we file with the SEC. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and we assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

Contacts

Investors:

investors@beneficient.com

Media:

Longacre Square Partners

Greg Marose / Dan Zacchei

beneficient@longacresquare.com